Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

ALLIANCE HOLDINGS GP, L.P.

Reports Strong Third Quarter 2006 Financial Results; and Declares Distribution of $0.215 Per Unit

TULSA, Oklahoma, October 26, 2006 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) (the “Partnership”) today reported net income for the quarter ended September 30, 2006 (the “2006 Quarter”) of $19.4 million, an increase of 17.7% over net income of $16.4 million for the quarter ended September 30, 2005 (the “2005 Quarter”). Basic and diluted net income per limited partner unit for the 2006 Quarter decreased to $0.32 per unit, compared to $0.35 per limited partner unit for the 2005 Quarter. This decrease in basic and diluted net income per limited partner unit is the result of an increase in the number of common units outstanding due to the issuance of 12,500,000 common units on May 9, 2006 in conjunction with the Partnership’s initial public offering.

The Partnership reported net income of $62.6 million, or $1.16 per limited partner unit, for the nine months ended September 30, 2006, as compared to $53.4 million, or $1.13 of basic and diluted net income per limited partner unit, for the nine months ended September 30, 2005.

The Board of Directors of the Partnership’s general partner (the “Board”) also declared a quarterly cash distribution for the 2006 Quarter of $0.215 per unit, or an annualized rate of $0.86 per unit. The declared distribution is based on the distributions the Partnership will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). On October 25, 2006, the Board of Directors of the managing general partner of ARLP declared a quarterly cash distribution for the 2006 Quarter of $0.50 per unit, or $2.00 per unit on an annualized basis, which distribution will be paid on November 14, 2006 to all ARLP unitholders of record as of the close of trading on November 6, 2006. (See ARLP Press Release dated October 26, 2006.)

“Alliance Resource Partners again delivered positive results for the third quarter and continued to set a record pace through the first nine months of 2006,” said Joseph W. Craft, III, President and Chief Executive Officer. “The strong cash flow generated by our underlying assets has allowed us to provide our unitholders with another attractive quarterly distribution.”

The distribution for the 2006 Quarter will be paid on November 17, 2006, to the Partnership’s unitholders of record as of the close of trading on November 9, 2006. Increases to the Partnership’s quarterly cash distribution to unitholders are expected to be considered by the Board at its January and July meetings.

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The Partnership reports its financial results on a consolidated basis with the financial results of ARLP. The difference in the Partnership’s consolidated net income and that of ARLP is primarily attributable to non-controlling interest in consolidated ARLP net income resulting from the allocation of a significant portion of the Partnership’s consolidated earnings to the limited partners of ARLP.

The Partnership currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP, and the Partnership’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. The Partnership’s primary cash requirements are for general and administrative expenses, working capital requirements, and distributions to its unitholders. At September 30, 2006, the Partnership had $500,000 outstanding under its revolving credit facility.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Holdings GP, L.P. is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P., through which it holds a 1.98% general partner interest and the incentive distribution rights in Alliance Resource Partners, L.P. In addition, Alliance Holdings GP, L.P. owns 15,550,628 common units of Alliance Resource Partners, L.P.

Partnership news, unit prices and additional information about Alliance Holdings GP, L.P. including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of Alliance Holdings GP, L.P. at 918-295-1415 or via e-mail at investorrelations@ahgp.com.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from Alliance Resource Partners, L.P. (“ARLP”); the risks to the business of ARLP include: fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; if the direct or indirect benefit to ARLP from certain state and federal tax credits, including non-conventional source fuel tax credits is materially reduced, it could negatively impact ARLP’s results of operations and reduce ARLP’s cash available for distribution; from time to time, conditions in the coal industry may make it difficult for ARLP to extend existing or enter into new long-term contracts, which could materially adversely affect the stability and profitability of ARLP’s operations.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Tons sold	6,164	5,589	17,836	16,977
Tons produced	6,114	5,351	18,164	16,722

SALES AND OPERATING REVENUES:
Coal sales	$228,802	$189,639	$652,527	$560,612
Transportation revenues	10,966	9,100	29,956	27,107
Other sales and operating revenues	4,847	8,304	21,691	23,667

Total revenues	244,615	207,043	704,174	611,386

EXPENSES:
Operating expenses	162,209	129,912	455,096	377,430
Transportation expenses	10,966	9,100	29,956	27,107
Outside purchases	6,020	3,472	14,251	10,981
General and administrative	7,859	12,812	22,350	29,067
Depreciation, depletion and amortization	17,276	13,801	48,291	40,830

Total operating expenses	204,330	169,097	569,944	485,415

INCOME FROM OPERATIONS	40,285	37,946	134,230	125,971
Interest expense	(2,883)	(3,709)	(9,475)	(11,609)
Interest income	716	870	2,532	1,927
Other income	216	90	678	314

INCOME BEFORE INCOME TAXES, CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	38,334	35,197	127,965	116,603
INCOME TAX EXPENSE	352	717	2,228	2,256

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	37,982	34,480	125,737	114,347
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	—	—	112	—
MINORITY INTEREST	53	—	96	—

INCOME BEFORE NON-CONTROLLING INTEREST	$38,035	$34,480	$125,945	$114,347

AFFILIATE NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP’S NET INCOME	(7)	(5)	(23)	(21)

NON-AFFILIATE NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP’S NET INCOME	(18,677)	(18,032)	(63,300)	(60,960)

NET INCOME	$19,351	$16,443	$62,622	$53,366

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.32	$0.35	$1.16	$1.13

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	47,363,000	53,956,407	47,363,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	June 30, 2006	December 31, 2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$36,962	$32,072
Trade receivables, net	94,735	94,495
Other receivables	3,284	2,330
Due from affiliates	26	—
Marketable securities	155	49,242
Inventories	35,787	17,270
Advance royalties	2,952	2,952
Prepaid expenses and other assets	1,137	8,934

Total current assets	175,038	207,295

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment at cost	776,300	635,086
Less accumulated depreciation, depletion and amortization	(374,839)	(330,672)

Total property, plant and equipment	401,461	304,414

OTHER ASSETS:
Advance royalties	22,842	16,328
Other long-term assets	5,859	4,733

Total other assets	28,701	21,061

TOTAL ASSETS	$605,200	$532,770

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$62,389	$53,597
Due to affiliates	2,078	1,539
Accrued taxes other than income taxes	13,458	13,177
Accrued payroll and related expenses	16,267	14,517
Accrued pension benefit	5,500	7,588
Accrued interest	1,276	4,855
Workers’ compensation and pneumoconiosis benefits	7,593	7,740
Current portion, accrued long-term incentive plan	—	5,088
Other current liabilities	12,179	5,120
Current maturities, long-term debt	18,000	18,000

Total current liabilities	138,740	131,221

LONG-TERM LIABLITIES:
Long-term debt, excluding current maturities	126,000	144,000
Pneumoconiosis benefits	25,546	23,293
Workers’ compensation	36,509	30,050
Reclamation and mine closing	42,894	38,716
Minority interest	904	—
Other liabilities	8,597	9,636

Total long-term liabilities	240,450	245,695

Total liabilities	379,190	376,916

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,828)	(303,837)
Non-Affiliates	312,686	270,090

Total non-controlling interest	8,858	(33,747)

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding	224,105	196,622
Unrealized loss on marketable securities	—	(68)
Minimum pension liability	(6,953)	(6,953)

Total Partners’ Capital	217,152	189,601

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$605,200	$532,770

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$183,158	$151,574

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment
Capital expenditures	(141,963)	(80,603)
Changes in accounts payable and accrued liabilities	(1,198)	1,630
Proceeds from sale of property, plant and equipment	599	198
Purchase of marketable securities	(19,188)	(39,106)
Proceeds from marketable securities	68,343	39,014
Payments for acquisition of business	(2,318)	—

Net cash used in investing activities	(95,725)	(78,867)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt	(18,000)	(18,000)
Borrowings under debt agreements	500	—
Payment of debt issuance cost	(690)	—
Equity contribution received by Mid-America Carbonates, LLC	1,000	—
Distributions paid by consolidated partnership to affiliate non-controlling interest	(13)	(10)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(30,201)	(24,075)
Distributions paid to Partners	(326,439)	(23,021)
Net proceeds from issuance of common units in initial public offering	291,300	—

Net cash used in financing activities	(82,543)	(65,106)

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,890	7,601

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	32,072	31,184

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$36,962	$38,785

CASH PAID FOR:
Interest	$13,715	$15,160

Income taxes to taxing authorities	$2,545	$2,675

NON-CASH INVESTING ACTIVITY
Purchase of property, plant and equipment	$8,166	$5,145

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